CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated June 16, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Digital Turbine, Inc. on Form 10-K for the year ended March 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statements of Digital Turbine, Inc. on Forms S-8 (File No. 333-214321, File No. 333-193022, File No. 333-202863 and File No. 333-250111).
/s/ GRANT THORNTON LLP
Austin, Texas
June 16, 2025